Partners Group Next Generation Infrastructure, LLC

Subscription Agreement for U.S. Investors	Version: June, 2026

SubscripTIon Agreement INSTRUCTIONS

PRIOR TO INVESTING IN THE FUND, ALL SUBSCRIBERS MUST CAREFULLY READ THE FUND’S PROSPECTUS AND THE FUND’S LIMITED LIABILITY COMPANY AGREEMENT ATTACHED THERETO. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICT AS DESCRIBED IN THE FUND’S PROSPECTUS. SHARES IN THE FUND ARE ONLY APPROPRIATE FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT. NO SHAREHOLDER WILL HAVE THE RIGHT TO TRANSFER ITS SHARES WITHOUT THE PERMISSION OF THE FUND AND NO SHAREHOLDER WILL HAVE THE RIGHT TO REQUIRE THE FUND TO REPURCHASE SHARES. ACCORDINGLY, YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE FUNDS YOU INVEST IN THE FUND FOR AN INDEFINITE PERIOD OF TIME.

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SubscripTIon Agreement INSTRUCTIONS

Thank you for your interest in Partners Group Next Generation Infrastructure, LLC (the “Fund”). Below is a checklist of the steps to be completed in connection with this Subscription Agreement. If you have any questions in relation to the completion of this Subscription Agreement, please contact the Fund at DLPGPEOperations@partnersgroup.com.

1.	Please carefully read the Fund’s Prospectus and the Fund’s Limited Liability Company Agreement attached thereto. If you do not have a copy of these materials, please contact the Fund at DLPGPEOperations@partnersgroup.com.

2.	Complete the investor information and elections contained in the Subscription Agreement Signature Pages.

3.	Compile required documentation. The following documents should be transmitted to the Fund:

[ ]	Completed Subscription Agreement, including all required information, elections, representations and warranties

[ ]	Trust instrument or other organizational documentation (for Subscribers that are trusts, corporations or other entities only)

[ ]	Authorized signatory list with specimen signatures (for Subscribers that are trusts, corporations or other entities only)

[ ]	Investment management agreement, power of attorney or other proof of signing authority with specimen signatures (only if applicable)

4.	Transmit completed Subscription Agreement and arrange remittance of investment amount. This completed Subscription Agreement, together with all required information, must be received by the Fund at least five (5) business days prior to the relevant Acceptance Date (generally the last day of each calendar month). In addition, cleared funds must be received at least four (4) business days prior to Acceptance Date. Please note that the entire amount subscribed for (as specified in Part B of Section 6) must be received by the Fund prior to the specified cut-off date to be eligible for admission to the Fund as of the next Acceptance Date. In the event that cleared funds and/or a properly completed Subscription Agreement are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and Subscription Agreement for processing in the next offering.

[ ]	Send all pages (including the Terms and Conditions) of this Subscription Agreement and associated documentation to:

Overnight mail:

Attn: Partners Group Shareholder Services

c/o State Street Transfer Agency

1776 Heritage Drive

Mailstop: JAB0340

North Quincy, MA 02171

USPS mail:

Attn: Partners Group Shareholder Services

c/o State Street Corporation

P.O. Box 5493

Boston, MA 02206

Fax:

(617) 937-3051

[ ]	For all custodial accounts, please send all pages (including the terms and conditions) of this Subscription Agreement to the Custodian indicated in Section 4 for forwarding to the Fund

[ ]	Wire cleared funds equal to the amount specified in Part B of Section 6 to:

State Street Bank and Trust Co. NA Boston

ABA: 011000028

DDA: 12098489

Account Name: Partners Group Next Generation Infrastructure, LLC

FFC: Partners Group Next Generation Infrastructure, LLC / [insert investor name]

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SubscripTIon Agreement terms & conditions

To: Partners Group Next Generation Infrastructure, LLC

1.	The undersigned party or parties specified in Section 2 of the Subscription Agreement Signature Pages (collectively, the “Subscriber”) hereby applies to become a shareholder (a “Shareholder”), with the subscription amount specified in Part B of Section 6 of the Subscription Agreement Signature Pages, in Partners Group Next Generation Infrastructure, LLC (the “Fund”), on the terms and conditions of the limited liability company agreement of the Fund, as amended and restated from time to time (the “LLC Agreement”), and the prospectus of the Fund, as amended and restated from time to time (the “Prospectus”), a copy each of which the Subscriber has received and read. The Subscriber agrees that the Fund may, in its sole discretion, reject this Subscription Agreement in whole or in part.

For purposes of this Subscription Agreement, the use of the term “the Subscriber” and any other related words in the singular shall include the plural where there is more than one party specified in the Subscription Agreement Signature Pages. Furthermore, each of the statements, declarations, representations and warranties set forth in this Subscription Agreement shall be deemed to be statements, declarations, representations and warranties of each of the parties specified in the Subscription Agreement Signature Pages.

2.	The Subscriber agrees that by its execution of this Subscription Agreement, and upon acceptance by the Fund, it shall become a party to the LLC Agreement and hereby expressly agrees to each term of the LLC Agreement.

3.	The Subscriber understands that payment in good funds must be received by the Fund prior to the acceptance date for the applicable offering. In the event that good funds are not received by the Fund prior to a cut-off date for the applicable offering, the Subscriber understands and agrees that the Fund may hold the relevant funds and this Subscription Agreement for processing in the next offering.

4.	The Subscriber confirms that its subscription for shares in the Fund (“Shares”) is made solely on the basis of the LLC Agreement, the Prospectus and this Subscription Agreement and not in reliance on any other information, representations or warranties, whether oral or written, provided by any person including for the avoidance of doubt Partners Group (USA) Inc. (the “Adviser”) or any affiliate thereof or any officer, agent, director, member, partner or employee of any such person. The Subscriber confirms that it understands and has evaluated the risks connected with an investment in the Fund and, in particular, it has carefully reviewed, and understands and accepts, the risk factors detailed in the Prospectus.

5.	The Subscriber hereby declares, represents and warrants that:

a.	it has the financial ability to bear the economic risk of its investment in the Fund, has adequate means for providing its current needs and possible contingencies and has no need for liquidity with respect to its investment in the Fund;

b.	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of investment in the Fund;

c.	it has been given the opportunity to ask questions and receive answers concerning the business to be conducted by the Fund, the financial condition and capital of the Fund, the terms and conditions of the offering and other matters pertaining to the investment in the Fund and has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of investment in the Fund (to the extent that the Fund possesses such information or can acquire such information without unreasonable effort or expense) and has not been furnished with any other offering literature or prospectus except as mentioned herein;

d.	it is aware that an investment in the Fund involves substantial risks and has determined that a subscription is a suitable investment for it and that, at this time, it can bear a complete loss of its entire investment therein;

e.	with regard to the tax, legal, currency and other economic considerations related to this investment, it has only relied on the advice of, and has consulted with, its own professional advisers;

f.	it understands that under the LLC Agreement, Shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the LLC Agreement. The Subscriber understands that (i) liquidity is generally only available through periodic tender offers by the Fund, (ii) the Fund is under no legal obligation to conduct any such tender offers, and (iii) such tender offers may, under certain circumstances, be made at a discount to the prevailing net asset value of the Shares. Consequently, the Subscriber acknowledges and it is aware that it may have to bear the economic risk of investment in the Fund indefinitely;
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SubscripTIon Agreement terms & conditions

g.	if the Subscriber is a corporation, partnership, trust or other entity, it is duly authorized and qualified to become a Shareholder of the Fund and the individual or individuals signing this Subscription Agreement and giving these declarations, representations and warranties, as the case may be, on the Subscriber’s behalf have been duly authorized by the Subscriber to do so and this Subscription Agreement is, and upon acceptance by the Fund will be, a legal, valid and binding obligation, enforceable against the Subscriber in accordance with its terms;

h.	it understands that (i) Shares are not insured by the Federal Deposit Insurance Corporation or any other government agency, (ii) Shares are not deposits or other obligations of, and are not guaranteed by any bank, and (iii) Shares are subject to investment risks, including the possible loss of the full amount invested;

i.	its execution and delivery of this Subscription Agreement, its acquisition of Shares, its performance of its obligations under the LLC Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any material agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, rule or regulation applicable to it or its properties;

j.	any information that it has heretofore furnished and herewith furnishes to the Fund with respect to its financial position and business experience, is true, correct and complete as of the date of this Subscription Agreement, and if there should be any change in such information prior to its admission to the Fund as a Shareholder, it will immediately furnish in writing such revised or corrected information to the Fund; and

k.	it will acquire Shares in the Fund for its own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part.

6.	The Subscriber hereby declares, represents and warrants that it has made the appropriate elections in Section 10 of the Subscription Agreement Signature Pages and is both an “accredited investor” and a “qualified client” as each is defined in Section 10 of the Subscription Agreement Signature Pages.

7.	The Subscriber hereby declares, represents and warrants that (i) it is a U.S. person (as defined in Appendix A) and (ii) it is not a Foreign Financial Institution as defined in the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”).

8.	The Subscriber certifies under penalty of perjury that:

a.	the taxpayer identification number and/or social security number of the Subscriber and/or of any trustee or custodian, as applicable and as indicated in the Subscription Agreement Signature Pages, is correct; and

b.	it has truthfully completed the certification concerning backup withholding contained in in Section 9 of the Subscription Agreement Signature Pages.

9.	If the Subscriber is (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the U.S. Internal Revenue Code, as amended, (the “Code”) that is subject to Section 4975 of the Code or (iii) a person or entity investing with the assets of, or otherwise on behalf of any entity otherwise deemed to hold the assets of any such employee benefit plan or plan, then the Subscriber as the plan or fiduciary of such employee benefit plan (the “Plan”) hereby declares, represents and warrants to the Fund that:

a.	the decision to invest assets of the Plan in the Shares was made by fiduciaries independent of the Fund, the Adviser and any distributor, which parties are duly authorized to make such investment decisions and who have not relied on any advice or recommendation of the Fund, the Adviser or any distributor or any of their employees, representatives, agents or affiliates;
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SubscripTIon Agreement terms & conditions

b.	neither the Fund nor any distributor, or any of their employees, representatives, agents or affiliates have exercised any discretionary authority or control with respect to the Plan's investment in the Shares, nor have the Fund or any distributor or any of their employees, agents, representatives or affiliates rendered individualized investment advice to the Plan based upon the Plan's investment policies or strategy, overall portfolio composition or diversification;

c.	the Fund and the Adviser have not acted as a fiduciary under ERISA with respect to the purchase, holding or disposition of Shares; and

d.	the Plan's purchase of Shares does not, and will not (to the best of the Plan's knowledge and assuming compliance by the Fund of its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of any governmental plan or other plan that is not subject to the foregoing-referenced Section 406 or Section 4975, any federal, state or local law that is substantially similar thereto).

10.	The Subscriber agrees not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any part of the Shares or any interest therein, except in accordance with the terms and provisions of the LLC Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

11.	This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York with all rights being governed by New York law without regard to any applicable rules relating to conflicts of laws.

12.	The Subscriber acknowledges that the Fund seeks to comply with all applicable laws concerning money laundering and related activities. In connection therewith, the Fund is prohibited from accepting the investment of funds by any persons or entities that are acting, whether directly or indirectly, in contravention of any United States, international or other money laundering regulations or conventions. In connection therewith, the Subscriber hereby declares, represents, warrants and agrees that:

a.	none of the funds invested at any time by it in the Fund shall be derived from any activity or related to any source that is criminal under United States or international law, and no contribution to the Fund shall result in a violation by the Fund of the U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986, or the money laundering provisions of the USA PATRIOT Act;

b.	The Subscriber is not a Politically Exposed Person. A “Politically Exposed Person” is a senior foreign political figure,[1] an immediate family member of a senior foreign political figure[2] or a close associate[3] of a senior foreign political figure; and

c.	the Subscriber will furnish any additional information that the Fund may request to ensure compliance with all laws applicable to the Fund having to do with money laundering and related activities.

13.	The Subscriber agrees to provide the Fund with such information as the Fund reasonably requests from time to time with respect to the Subscriber’s citizenship, residency, ownership, tax status, business or control so as to permit the Fund to evaluate and comply with any regulatory and tax requirements applicable to the Fund, provided that any confidential information so provided shall be kept confidential by the Fund and shall not be disclosed to any third party (other than the Fund’s service providers in the ordinary course of business) unless required by law or by any court of law or by any regulatory authority.

[1]	A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a current for former senior official of a major foreign political party, or a current or former senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children, and in-laws.
[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.
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SubscripTIon Agreement terms & conditions

14.	Subscriber hereby declares, represents and warrants that each of the statements, declarations, representations and warranties set forth in this Subscription Agreement and the Subscription Agreement Signature Pages accompanying this Subscription Agreement are true and accurate in all respects. If at any time during the term of the Fund the Subscriber shall no longer be in compliance with any of the declarations, representations and/or warranties contained in this Subscription Agreement (including the Subscription Agreement Signature Pages attached hereto), it shall promptly notify the Fund. The Subscriber understands that the Fund, the Adviser and each of their affiliates are relying on the declarations, certifications, representations, warranties and agreements made herein in determining the Subscriber's qualification and suitability as an investor in the Fund. The Subscriber understands that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make the declarations, certifications, representations, warranties and agreements herein. To the extent permitted by applicable law, the Subscriber agrees to indemnify the Fund, the Adviser and each of their affiliates and their respective directors, trustees, managers, members, shareholders, partners, officers and employees (each, an "Indemnitee") and hold each of them harmless from any losses, charges, claims, expenses, assessments, damages, costs and liabilities, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body that an Indemnitee may incur as a result of any declaration, certification, representation, warranty and/or agreement of the Subscriber herein being untrue in any respect.

15.	Words and expressions not defined in this Subscription Agreement which are defined in the LLC Agreement shall have the same respective meanings in this Subscription Agreement. Words and expressions defined in this Subscription Agreement shall have the same respective meanings in the Appendices hereto, unless otherwise specifically noted.

* * * * *

PLEASE COMPLETE AND SIGN THE FOLLOWING SUBSCRIPTION AGREEMENT SIGNATURE PAGES.

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SubscripTIon Agreement SIGNATURE PAGES

The Fund generally accepts investments only from “U.S. persons” (as defined in Appendix A). Any Subscriber that is not a U.S. person should contact the Fund for information on eligibility and requirements for admission to the Fund. In addition, the Fund will accept Subscribers only in accordance with the USA PATRIOT Act and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained.

These Subscription Agreement Signature Pages must be completed by the Subscriber or his/her registered representative (as applicable) and submitted in accordance with the Instructions hereto in order to be processed. Subscription Agreement Signature Pages may only be completed by those Subscribers who have received and read the Fund’s Prospectus and the Fund’s Limited Liability Company Agreement. These Subscription Agreement Signature Pages relate to your subscription for Shares of the Fund. All of the information provided below by you forms an integral part of the Subscription Agreement.

1. TYPE OF ACCOUNT (select only one)
Single owner Please complete Part A of Section 2	Multiple owners Please complete Parts A & B of Section 2	Minor account Please complete Part C of Section 2 and Section 4
[ ] Individual	[ ] Tenants in common [ ] Community property [ ] Joint tenants with rights of survivorship	[ ] UGMA: State of _______________ [ ] UGTA: State of _______________
Qualified plan account Please complete Part A or C of Section 2 (as applicable) and Section 4
[ ] Traditional IRA [ ] Roth IRA [ ] Keogh	[ ] Traditional rollover IRA [ ] Roth rollover IRA	[ ] SIMPLE IRA [ ] Other _____________________
Other account Please complete Part C of Section 2
[ ] Qualified pension [ ] Profit-sharing plan [ ] Foundation [ ] Revocable trust	[ ] Corporation: S-Corp [ ] Corporation: C-Corp [ ] Partnership [ ] Other _________________________	[ ] Irrevocable trust [ ] Limited Liability Company: Please select C-Corp, S-Corp, Single Member LLC or Partnership: ____________________________
Please attach the pages of the trust instrument, plan document or other organizational documents and an authorized signatory list (with specimen signatures).
2. INVESTOR INFORMATION
Part A – Owner’s information

Name (first, middle, last)	Social Security Number	Date of Birth (MM/DD/YYYY)

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SubscripTIon Agreement SIGNATURE PAGES

Part B – Joint owner’s information

Name (first, middle, last)	Social Security Number	Date of Birth (MM/DD/YYYY)

Part C – Entity, trustee and authorized person information

Name	Tax Identification Number

Trustee / Authorized Person	Tax Identification Number / SSN	Date of Birth (MM/DD/YYYY)

Trustee / Authorized Person (if applicable)	Tax Identification Number / SSN	Date of Birth (MM/DD/YYYY)

3. ADDRESS
Part A – Permanent address (subscriptions will only be accepted if they contain a valid U.S. street address; no P.O. Box will be accepted)

Street			Telephone Number (required for electronic delivery of documents)

City	State	Zip Code	Email Address (required for electronic delivery of documents)

Part B – Mailing address (if different from permanent address)

Street	Telephone Number

City	State	Zip Code

4. CUSTODIAN INFORMATION (if applicable)
For all custodial accounts, please send all pages of this Subscription Agreement and associated documentation to the Custodian listed below for authorization and forwarding to the Fund.

Name	Tax Identification Number	Telephone Number	Custodian Account Number

Street	City	State	Zip Code

Custodian Authorization / Signature Required

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SubscripTIon Agreement SIGNATURE PAGES

5. FINANCIAL ADVISOR INFORMATION* (if applicable)
Please complete the following information on the Subscriber's broker/dealer or financial advisory firm.

Broker/dealer or Financial Advisory Firm Name	Telephone Number

Street	City	State	Zip Code

Please complete the following information on the individual serving as the Subscriber’s financial advisor

Financial Advisor Name	Branch Name	CRD (mandatory if a Financial Advisor is listed)

Street	Telephone Number

City	State	Zip Code	Email Address

*Prospective investors are advised, and hereby acknowledge, that the Fund and/or Partners Group (USA) Inc. may pay ongoing consideration to intermediaries in connection with the offer and sale of Shares and/or ongoing services provided by such parties in connection therewith.

Advisor Discretion

I hereby authorize the financial advisory firm listed above to submit on my behalf future (i) orders to purchase securities of the fund by mail, electronic mail, facsimile or other appropriate method (ii) repurchase requests of the fund by mail, electronic mail, facsimile or other appropriate method and (iii) any other account updates such as change in wire instruction, address, electronic delivery or other clerical updates, transfers and custodial changes. This does not constitute granting signing authority (unless otherwise provided via a POA or IMA) and is simply a consent to allow for the submission of fully executed documents to the fund, its distributor or transfer agent.

I agree that the fund, its distributor, transfer agent, and sub-transfer agent will not be liable for any loss in acting on transaction instructions via telephone, mail, electronic mail or facsimile that they reasonably believe to be authentic.

6. INVESTMENT DETAILS
Part A – Share class (please select the Share class the Subscriber wishes to acquire Shares in – please consult with your Financial Advisor)
[ ] Class A (0.85% distribution fee) [ ] Class S (0.25% distribution fee) [ ] Class I (no distribution fee)

Part B – Investment amount (please consult with your Financial Advisor and the Prospectus for applicable minimum investment amounts)

Gross Subscription Amount:	$

Less: Sales Load* (not to exceed 3.5% of the gross subscription amount for Class A; not to exceed 1.5% of the gross subscription amount for Class S)	$

Net Subscription Amount (to be invested and wired to State Street)	$

*No Sales Load may be charged with respect to Class I Shares. Furthermore, no Sales Load may be charged with respect to Class A Shares and Class S Shares without the express consent of Foreside Fund Services, LLC.

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SubscripTIon Agreement SIGNATURE PAGES

7. DISTRIBUTIONS
Part A – Distribution election
Subscriber agrees that all dividends and capital gains to be distributed from time to time by the Fund to the Subscriber will be reinvested in additional Shares of the Fund.

[ ] Yes	[ ] No (please complete Part B below)

Part B – Bank account details

Bank Name	Bank Phone Number	Bank Fax Number

Bank Address	City	State	Zip Code

Name(s) on Bank Account	For Further Credit (FFC)

Bank Account Number	ABA Routing Number

I authorize the Fund or its respective agents to deposit my distributions into the account indicated above. This authority will remain in force until I notify the Fund in writing to cancel it. In the event that the Fund deposits funds erroneously into my account, the Fund is authorized to debit my account for the amount of the erroneous deposit. I also hereby acknowledge that funds and/or Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Fund, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws. I acknowledge that distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to investors through distributions will be made after payment of fees and expenses.

8. DELIVERY OF DOCUMENTS
Please indicate preference for delivery of correspondence. If no preference is selected, correspondence will be provided to the Subscriber via mail.

[ ] Subscriber	[ ] Financial Advisor

In lieu of receiving documents by mail, I authorize the Fund to deliver electronically its quarterly reports, annual reports, tender offer materials, proxy statements, prospectus supplements and/or any other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any investor who elects this option must provide an e-mail address and phone number in Part A of Section 3 and/or Section 5 and ensure that the Subscriber and/or Financial Advisor has a current e-mail address for as long as the Subscriber owns Shares.

[ ] Yes	[ ] No

Additional Interested Parties to be listed below:

Name	Email Address	Phone Number

Name	Email Address	Phone Number

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SubscripTIon Agreement SIGNATURE PAGES

9. INTERNAL REVENUE CODE CERTIFICATION (Selection Required Below)

Under penalties of perjury, I certify that:

1.	The number shown in Section 2 above is my correct Social Security Number / taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am: (a) an individual who is a U.S. citizen or U.S. resident alien, (b) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, (c) an estate (other than a foreign estate), or (d) a domestic trust (as defined in Treasury Regulations section 301.7701-7); and

4.	The FATCA code(s) entered in this Section 9 (if any) indicating that I am exempt from FATCA reporting is correct.

Exemption from FATCA reporting code (if any – see Appendix B): ______________

[ ]	By checking this box, the Subscriber certifies items 1-4 above, and agrees to notify the Fund within 30 days of any change in this information.

10.    QUALIFIED INVESTOR DETERMINATION FOR ALL SUBSCRIBERS

All Subscribers must complete both Parts A & B below. Subscribers that are trusts, corporations or other entities must also complete Part C. Only those who qualify as both an “accredited investor” and “qualified client” are eligible to invest in the Fund. The Subscriber should consult its professional advisors with any questions.

Part A – “Accredited investor” determination (check the box next to the category that describes the Subscriber – one selection required)

For individuals:

[ ]	it is a natural person with an individual income in excess of $200,000 in each of the two most recent years or joint income with its spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

[ ]	it is a natural person with an individual net worth, or joint net worth with its spouse at the time of its purchase of Shares, that exceeds $1,000,000 (see Part D for definition of net worth).

For trusts:

[ ]	it is a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring Shares, with purchases directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; or

[ ]	it is a revocable trust, which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors.

For corporations, partnerships or limited liability companies:

[ ]	it is an organization described in section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, or a partnership, or a limited liability company not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000; or

[ ]	it is an entity in which all of the equity owners are investors described in one or more of categories of this Part A.

For employee benefit plans:

[ ]	it is an employee benefit plan within the meaning of Title I of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

[ ]	it is a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000; or

[ ]	it is an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser.

Other:

[ ]	it is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

[ ]	it is a broker or dealer registered pursuant to section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

[ ]	it is an insurance company as defined in section 2(13) of the Securities Act;

[ ]	it is an “investment company” registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

[ ]	it is a business development company as defined in section 2(a)(48) of the Investment Company Act;

[ ]	it is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small Business Investment Act of 1958;

[ ]	it is a private business development company as defined in section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”); or

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SubscripTIon Agreement SIGNATURE PAGES

[ ]	it is an entity in which all of the equity owners are investors described in one or more of categories described above in this Part A. For the avoidance of doubt, trusts are not permitted to select this category.

Part B – “Qualified client” determination (check the box next to the category that describes the Subscriber – one selection required)

For individuals:

[ ]	it is a natural person with a net worth of at least $2,700,000 as of the date hereof, either alone or with assets held jointly with such person's spouse (see Part D for definition of net worth);

[ ]	it will invest at least $1,400,000 in the Fund (combined with any other amounts invested with Partners Group (USA) Inc.);

[ ]	it is a “qualified purchaser” as defined in section 2(a)(51)(A) of the Investment Company Act of 1940; or

[ ]	it is an employee of Partners Group (USA) Inc. who, in connection with such person's regular functions or duties participates in the investment activities of the Partners Group (USA) Inc. and has performed such activities for Partners Group (USA) Inc. or another investment adviser for at least 12 months.

For entities:

[ ]	it is a corporation, partnership, association, joint stock company, trust or any other organized group of persons with a net worth of at least $2,700,000 as of the date hereof, or it will invest at least $1,400,000 in the Fund; and declares, represents and warrants that if it is (i) an entity that would be a registered investment company but for the exception provided from that definition in section 3(c)(1) of the Investment Company Act, (ii) a registered investment company under the Investment Company Act or (iii) a business development company within the meaning of section 202(a)(22) of the Advisers Act, each of its equity owners independently is a natural person and each such natural person meets at least one of the tests in this Part B above for natural persons (e.g. has a net worth exceeding $2,700,000); or

[ ]	it is an entity of which each and every equity owner is a natural person and each such natural person meets at least one of the tests in this Part B above for natural persons (e.g. has a net worth exceeding $2,700,000). For the avoidance of doubt, trusts are not permitted to select this category.

Part C – Additional questions for Subscribers that are trusts, corporations or other entities

Was the Subscriber formed for the specific purpose of investing in the Fund?

[ ]Yes	[ ]No

If the Subscriber responded “Yes” to the question above, are all of the beneficial owners of the Subscriber’s securities “accredited investors”?

[ ]Yes	[ ]No

Part D – Net worth determination for certain individual investors

For purposes of determining a natural person's net worth:

1.	the person's primary residence shall not be included as an asset;

2.	indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the proposed Acceptance Date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed Acceptance Date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

3.	indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the proposed Acceptance Date shall be included as a liability.

11.       COST BASIS ELECTION

The Fund is required by law to adopt a default method for determining the value of each Share at the time that it is acquired (the “Cost Basis”) in order to determine the gain or loss upon repurchase of Shares. The Fund has adopted the first in-first out (FIFO) cost method.

Please note that you are able to elect a different method if you would prefer it.

[ ]	I choose the Fund’s default method of calculating Cost Basis; or

[ ]	I choose a method other than the Fund’s default method of calculating Cost Basis

Please specify method ___________________________________

Please proceed to next page for acknowledgement and signature.

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SubscripTIon Agreement SIGNATURE PAGES

12.       ACKNOWLEDGEMENT AND SIGNATURE (please acknowledge and sign below)

By signing below:

The undersigned certifies that it has received and read the LLC Agreement, the Prospectus and the Subscription Agreement of the Fund and agrees to be bound by the terms and conditions of each.

The undersigned certifies that it has the authority and legal capacity to make this purchase and that it is of legal age in its state of residence.

The undersigned authorizes the Fund and the Fund’s agents to act for its account upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the LLC Agreement and the Prospectus. The undersigned agrees that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

Please provide the investment management agreement, power of attorney or other proof of signing authority with specimen signatures (if applicable).

The IRS does not require the Subscriber's consent to any provision of this document other than the certifications required to avoid backup withholding in Section 9.

Single owners; Multiple owners; Qualified plan accounts

Please provide investment management agreement, power of attorney or other proof of signing authority with specimen signatures (if applicable).

Subscriber’s or Authorized Representative’s Name (first, middle, last)	Capacity (if applicable)

Subscriber’s or Authorized Representative’s Signature	Date

Joint Subscriber’s Name (if applicable; first, middle, last)

Joint Subscriber’s Signature (if applicable)	Date

Minor accounts; Other accounts

For UGMA/UTMAs, the Custodian stated in Section 4 should sign. Please provide investment management agreement, power of attorney or other proof of signing authority with specimen signatures (if applicable). For entities, please provide authorized signatory list with specimen signatures.

Entity Name

Authorized Representative’s Name (first, middle, last)	Capacity

Authorized Representative’s Signature	Date

Additional Authorized Representative’s Name (if applicable; first, middle, last)	Capacity (if applicable)

Additional Authorized Representative’s Signature	Date

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SubscripTIon Agreement – APPENDIX A

“U.S. PERSON” DEFINITION

Set forth below are the definitions of “United States” and “U.S. person” contained in Regulation S promulgated under the Securities Act. “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“U.S. person” means:

1.	Any natural person resident in the United States;

2.	Any partnership, limited liability company or corporation organized or incorporated under the laws of the United States;

3.	Any estate of which any executor or administrator is a U.S. person;

4.	Any trust of which any trustee is a U.S. person;

5.	Any agency or branch of a non-United States entity located in the United States;

6.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a U.S. person;

7.	Any discretionary account similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

8.	Any partnership or corporation if: (A) organized or incorporated under the laws of any jurisdiction other than the United States and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501 (a) under the Securities Act) who are not natural persons, estates or trusts.

Notwithstanding the foregoing clauses (1) through (8):

(a)	any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed to be a “U.S. person”;

(b)	any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed to be a “U.S. person” if: (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States;

(c)	any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed to be a “U.S. person” if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor the trust is revocable) is a U.S. person;

(d)	an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) the customary practices and documentation of such country, shall not be deemed to be a “U.S. person”; and

(e)	any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if: the agency or branch (i) operates for valid business reasons, (ii) is engaged in the business or insurance or banking, and (iii) is subject to substantive insurance or banking regulation, in the jurisdiction where located.

Furthermore, none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans, shall be deemed to be a “U.S. person”.

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SubscripTIon Agreement – APPENDIX B

U.S. WITHHOLDING TAX EXEMPTIONS

U.S. withholding tax exemption codes generally only apply to certain entities, not individuals; see below for instructions. If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in Section 9 any code(s) that may apply to you. Unless otherwise stated, all “section” references refer to the Code.

Exempt payee code:

●	Generally, individuals (including sole proprietors) are not exempt from backup withholding.
●	Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the appropriate space in Section 9.

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);
2.	The United States or any of its agencies or instrumentalities;
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities;
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities;
5.	A corporation;
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession;
7.	A futures commission merchant registered with the Commodity Futures Trading Commission;
8.	A real estate investment trust;
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940;
10.	A common trust fund operated by a bank under section 584(a);
11.	A financial institution;
12.	A middleman known in the investment community as a nominee or custodian; or
13.	A trust exempt from tax under section 664 or described in section 4947.

Exemption from FATCA reporting code:

The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this Subscription Agreement for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank.

A.	An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37);
B.	The United States or any of its agencies or instrumentalities;
C.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities;
D.	A corporation the stock of which is regularly traded on one or more established securities markets, as described in Treasury Regulations section 1.1472-1(c)(1)(i);
E.	A corporation that is a member of the same expanded affiliated group as a corporation described in Treasury Regulations section 1.1472-1(c)(1)(i);
F.	A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state;
G.	A real estate investment trust;
H.	A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940;
I.	A common trust fund as defined in section 584(a);
J.	A bank as defined in section 581;
K.	A broker;
L.	A trust exempt from tax under section 664 or described in section 4947(a)(1); or
M.	A tax exempt trust under a section 403(b) plan or section 457(g) plan.
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